EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul DePond, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Quarterly Report of Notify Technology Corporation on Form 10-Q for the fiscal quarter ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

By:	/s/ Paul F. DePond

Name:	Paul F. DePond
Title:	Chief Executive Officer
(Principal Executive Officer)
Date: February 13, 2009

 I, Gerald W. Rice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Quarterly Report of Notify Technology Corporation on Form 10-Q for the fiscal quarter ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

By:	/s/ Gerald W. Rice

Name:	Gerald W. Rice
Title:	Chief Financial Officer
(Principal Financial Officer)

Date: February 13, 2009

A signed original of this written statement required by Section 906 has been provided to Notify Technology Corporation and will be retained by Notify Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.